Exhibit 10.20

                      SECOND AMENDMENT TO CREDIT AGREEMENT


      This Second Amendment is made as of this 7th day of November, 1995, by and between Norwest Bank Minnesota, National Association (the "Bank") and Piper Jaffray Inc. (the "Company").

      The Bank and the Company have made and entered into a Credit Agreement dated as of November 23, 1994, as amended by a First Amendment dated as of December 28,1994 and extended by the Bank's letter dated October 13, 1995 (the "Credit Agreement"), pursuant to which, among other things, the Bank has agreed to consider the Company's requests for Loans in an aggregate principal amount outstanding from time to time not to exceed the Discretionary Credit Subfacility Amount. The Bank and the Company have agreed to increase the Discretionary Credit Subfacility Amount.

      Now, therefore, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

      1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

      2. The definition of the term "Discretionary Credit Subfacility Amount" in
Section 1.1 of the Credit Agreement is hereby amended by changing the amount specified therein from $15,000,000 to $35,000,000.

      3. On or before November __, 1995, the Company shall execute and deliver to the Bank a promissory note in the form of Exhibit A hereto in replacement of the Firm Securities Note dated November 23, 1994. Promptly upon receipt of such note, the Bank will mark such replaced note "Replaced but not paid" and return it to the Company.

      4. Upon and following the Bank's receipt of the replacement promissory note referred to in Section 3 hereof, references in the Credit Agreement to the "Firm Securities Note" shall be deemed to refer to such replacement note and references to "this Agreement" shall be deemed to refer to the Credit Agreement, as amended by this Second Amendment.

      5. Except as amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.


                             Signature Page Follows


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      In witness whereof, the Bank and the Company have executed this Second
Amendment as of the day and year first above written.

                  PIPER JAFFRAY INC.


                  By /s/ Deborah K. Roesler
                  Print name:Deborah K. Roesler
                  Title: Chief Financial Officer

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


                  By /s/ D. E. Jackson
                  Print name: D.E. Jackson
                  Title: Vice President